FOR IMMEDIATE RELEASE                            FOR FURTHER INFORMATION
                                                 PLEASE CONTACT:
July 12, 2000
                                                 BYL BANCORP
                                                 ROBERT UCCIFERRI, PRESIDENT
                                                 AND CHIEF EXECUTIVE OFFICER, OR
                                                 BARRY MOORE, EVP/CFO, OR
                                                 BYL BANK GROUP
                                                 GARY STRACHN, SENIOR VP/CFO,
                                                 (714) 685-1317


                                  PRESS RELEASE

         BYL BANCORP ANNOUNCES FORMATION OF SMALL BUSINESS LENDING JOINT
      VENTURE WITH CNL COMMERCIAL FUNDING, LP AND BYL BANK GROUP'S ENTERING
                  INTO AN ADMINISTRATIVE ACTION WITH THE FDIC


Orange, CA - BYL Bancorp ("BYL") (NASDAQ National Market "BOYL"), the holding company for BYL Bank Group ("BYL Bank") announced today the execution of an agreement (the "JV Agreement") with CNL Commercial Funding, LP ("CFL") to jointly form CNL Commercial Finance, LLC ("CCF" or the "Joint Venture") with BYL holding a 25% ownership interest in the Joint Venture and CFL owning initially a 75% interest. The Joint Venture has been formed to acquire BYL Bank's small business commercial loan origination, servicing and securitization operations (the "Loan Programs") and to subsequently operate and expand the Loan Programs throughout California and other regions in the United States.

James M. Seneff, Jr. is chairman and CEO of the General Partner of CNL Commercial Funding, LP and is the CEO and Founder of CNL Financial Group, Inc., one of the nation's largest, privately held real estate and financial services group of companies. CNL and its affiliates own and/or manage an asset base of over $4.0 billion, representing more than 2,700 properties in 48 states. CNL's corporate headquarters is located in downtown Orlando, Florida and it employs more than 500 people.

Currently, BYL Bank's Loan Programs operation originates, sells and in the past has securitized loans guaranteed by the U.S. Small Business Administration ("SBA") made to small businesses (the "SBA Loans") and non-guaranteed small business loans (the "SBL Loans") through BYL Bank's SBA Division. With the assistance of BYL Bank, the Joint Venture has begun the application process to receive all necessary licenses and approvals for the operation of the SBA portion of its business.

To facilitate the formation of CCF, BYL will transfer to the Joint Venture in a two step transaction certain subordinated retained interests in BYL Bank's 1999-1 securitization of a pool of SBL Loans as well as substantially all of the SBA Division's personnel and assets subject to all necessary regulatory approvals. In return, BYL Bank will receive from the Joint Venture cash at least equal to the book value of the residual interests and assets transferred.

The Joint Venture will have a total of $10 million in capital consisting of the initial investment by CFL of $7.5 million for its 75% interest and $2.5 million by BYL for its 25% interest. After obtaining all necessary regulatory approvals, BYL's investment will be funded by a $2.5 million non-recourse note to CCF secured solely by its 25% interest in CCF. It is anticipated that the transaction will close in the fourth quarter of 2000.
In order to facilitate the operation of the Joint Venture, CCF has received a commitment from First Union Securities, Inc. to provide a commercial paper warehousing facility for the Joint Venture's loan originations prior to their securitization or sale. Additionally, upon commencement of its operations, the Joint Venture will have received a commitment from a substantial financial intermediary to provide both a subordinated debt facility to CCF and a commitment to purchase certain subordinated tranches of all asset securitizations of CCF through December 31, 2002.

As provided in the Joint Venture operating agreement, CFL will have the option to purchase all of BYL's interest in the Joint Venture for fair value in the event of: (i) any banking or regulatory decisions arising from BYL's ownership interest which would significantly impair the Joint Venture's profitability; or
(ii) BYL's inability or unwillingness to meet any capital call by the Joint Venture; or (iii) BYL not being in agreement with major decisions of the Joint Venture; or (iv) BYL suffering negative economic consequences as a result of BYL's ownership receiving regulatory criticism.

Robert Ucciferri, President and Chief Executive Officer of BYL, stated "We are very proud of the outstanding origination capabilities which we have developed over the years in our SBA Division. Unfortunately, the current market environment coupled with recent actions taken by our regulators have made it clear that the full economic potential of this Division cannot be realized operating this group as a part of the Bank. As a result we are delighted to have been able to successfully negotiate a joint venture with extremely credible financial partners who bring both substantial financial backing and securitization expertise to the venture. We are confident that, given current regulatory policies, the financial benefits which will accrue to BYL from this unique joint venture operation will far exceed what we would otherwise be able to generate were we to continue to operate this division within the Bank."

James M. Seneff, Jr., Chairman and Chief Executive Officer of CNL Financial Group, Inc. stated "We are delighted to bring together BYL's proven high quality loan origination capabilities with our financial resources and capital markets expertise. CNL Financial Group's proven focus on building fundamental economic value in our businesses should fully complement the joint venture's operations and allow the venture to maximize the economic potential of the core business established by BYL."

In a related matter, BYL announced that BYL Bank had entered into an administrative action with the FDIC arising principally from the securitization activities previously undertaken by the Bank's SBA Division in order to maximize the economic potential to BYL of the SBA Division's substantial loan origination capabilities. Following the conclusion of the regular FDIC examination in November 1999 and for the purpose of cooperating with the FDIC without admitting or denying any allegations, the Bank entered into a Section 8(b) Order (the "Order") with the FDIC which became effective on July 10, 2000.

Among other items, the Order requires the Bank to: (i) retain qualified management; (ii) have and maintain certain Tier I and Total Risk-Based Capital ratios; (iii) eliminate from its books, for regulatory reporting purposes only, certain assets classified as loss substantially all of which related to the asset securitizations of the SBA Division; (iv) adequately value the Bank's book value for its retained interests related to asset securitizations; (v) adopt and implement certain other policies relating to profitability, liquidity, funds management and interest rate risk sensitivity; and (vi) revise certain reports to the FDIC.

PRESS RELEASE - July 12, 2000
--------------------------------------------------------------------------------

Additionally, the Federal Reserve Board ("FRB") completed an examination of BYL as of December 31, 1999. Based upon the report of this examination, management of BYL believes that BYL may enter into a memorandum of understanding with the FRB. The formation of the CCF Joint Venture thereby transferring the current activities of the SBA Division to the Joint Venture along with the purchase by the Joint Venture at BYL's current book value of the residual interests retained by the Bank from the 1999-1 asset securitization, effectively addresses the principal requirements of the Order. Additionally, management believes that it has taken or is undertaking appropriate actions to adequately address each of the other requirements of the Order.

"Fortunately, we recognized the economic and operational advantages of having our SBA Division operate as an independent venture rather than as a department of the Bank far in advance of the FDIC actions", stated Mr. Ucciferri. "Even more fortunate was our having found an ideally well-qualified partner for such a joint venture operation in the CNL Commercial Funding, LP. Not only does the Joint Venture immediately address the principal requirements of the Order, but more importantly, we believe that the economic returns to the Bank from the Joint Venture will far exceed even the historical financial contribution of this outstanding loan origination operation. We are confident that we have effectively addressed or are addressing each requirement of the Order and that the Order will not have a material impact upon the ongoing financial performance of BYL", Mr. Ucciferri concluded.

BYL Bancorp is a California corporation headquartered in Orange, California whose principal operating subsidiary is BYL Bank Group ("BYL"). BYL's primary market area is Orange and Riverside Counties, California in which it operates seven full-service banking centers and two divisional loan origination offices. Additionally, BYL has mortgage loan origination offices in Colorado, Indiana, Florida, Kansas, Northern California, Nevada, Utah and Washington state. BYL's specialized loan origination divisions, Mortgage and SBA, operate under the name of Bank of Yorba Linda, a division of BYL Bank Group. BYL specializes in originating and selling residential real estate loans, commercial real estate loans and SBA guaranteed loans. The shares of common stock of BYL Bancorp trade on the NASDAQ National Market System under the symbol "BOYL".

This release may contain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those indicated. For a discussion of factors which could cause results to differ, please see the Company's publicly available Securities and Exchange Commission filings including its reports Forms on 10-K and 10-Q. Additional information summarizing segment operations for BYL Bank Group is available upon request. Contact Carole Biniasz, VP/Cashier at (714) 685-1395 or write to BYL Bancorp, 1875 N. Tustin Street, Orange, California 92865.